Exhibit 10.3

May 5, 2010
Term Loan

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”), dated effective as of April 2, 2012, is entered into by and among the borrowing entities identified on Schedule 1 attached hereto (jointly and severally, “Borrower”), DIVERSIFIED RESTAURANT HOLDINGS, INC., a Nevada corporation, acting as “Borrowing Agent” for Borrower, and RBS CITIZENS, N.A., a national banking association, and its successors and assigns (“Lender”).

Capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

Recitals

A.           The parties entered into a loan transaction under the terms and conditions set forth in that certain Credit Agreement dated May 5, 2010, as amended by that certain Amendment No. 1 to Credit Agreement dated June 7, 2011, by and among Borrower and Lender (the “Credit Agreement”) and the other Loan Documents (as such term is defined in the Credit Agreement);

B.           In connection with the Credit Agreement and the Loan Documents, Borrower desires to refinance the outstanding amount due under the Credit Agreement as well as pay off outstanding seller and shareholder notes; and

C.           Lender and each Borrower have agreed to further amend the Credit Agreement to amend certain definitions in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1.           Amendments.

(a)            Sections 1(a) and 1(b) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“(a)           Amount of Loan.  Subject to the terms and conditions set forth in this Agreement, Lender shall make a loan to Borrower in the maximum principal amount of Sixteen Million and no/100 Dollars ($16,000,000.00 (the “Loan”), the proceeds of which shall be disbursed by Lender to Borrower on the Closing Date.  Borrower’s obligation to repay the Loan shall be evidenced by a promissory note substantially in the form attached hereto as Exhibit B (the “Note”), with a maturity date of April 2, 2019 (the “Maturity Date”).

(b)           Payments.  Borrower shall pay eighty-four (84) principal payments in the amount of One Hundred Ninety Thousand Four Hundred Seventy-Six and 19/100 Dollars ($190,476.19) plus accrued interest, payable on or before the 2nd day of each month, with the outstanding principal sum and all accrued and unpaid interest on the Loan to be paid in full on the Maturity Date.  Borrower hereby authorizes Lender to automatically deduct from RBS Citizens, NA deposit account #450549176 of Borrower the amount of any payment due hereunder or under the Note, including payments of interest, principal, and other sums.  If the funds in the account are insufficient to cover any payment due to Lender, Lender will not be obligated to advance funds to cover the payment.  Failure of Lender to charge any account or to give any notice shall not affect the obligation of Borrower to pay all amounts due hereunder or under the Note.”

(b)           A new Section 1(d) shall be added to the Credit Agreement to read as follows:

“(d)           LIBOR Rate Interest.

(i)  Interest on the outstanding principal amount of the Loan, when classified as a LIBOR Rate Loan, shall accrue during each LIBOR Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR Rate for such LIBOR Interest Period plus the LIBOR Rate Margin and shall be due and payable on each Interest Payment Date and on the Maturity Date, and shall be due and payable on each Interest Payment Date and on the Maturity Date, with monthly principal payments in the amount as set forth in a written payment schedule provided by Lender to Borrower.  Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

(ii)  Automatic Rollover of LIBOR Rate Loan.  Upon the expiration of a LIBOR Interest Period, the LIBOR Rate Loan shall automatically be continued as a LIBOR Rate Loan at the then applicable Adjusted LIBOR Rate and in an amount equal to the principal amount of the expiring LIBOR Rate Loan less any Principal Repayment Amount made by Borrower; provided, however, that no portion of the outstanding principal amount of a LIBOR Rate Loan may be continued as a LIBOR Rate Loan when any Event of Default has occurred and is continuing.  If any Event of Default has occurred and is continuing (if Lender does not otherwise elect to exercise any right to accelerate the Loan hereunder), the LIBOR Rate Loan shall automatically be continued as a Prime Rate Loan on the first day of the next Interest Period.

(iii)  Additional LIBOR Rate Terms Affecting the Loan.  Additional LIBOR Rate terms affecting the Loan are set forth on Schedule 1(d)(iii) attached hereto and made a part hereof.  Capitalized terms used and not defined in Schedule 1(d)(iii) shall have the meanings given to those terms in Section 10 of this Agreement.”

(c)           Current Section 1(d) of the Credit Agreement is hereby deleted in its entirety and shall be renumbered and replaced with the following:

“(e)           Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) refinance the existing $6,000,000 development line of credit loan that converted into three (3) separate term loans in the original principal amounts of $1,676,000, $2,900,000 and $1,424,000 pursuant to that certain Development Line of Credit Agreement dated May 5, 2010, by and among Borrower, Borrowing Agent and Lender, as amended from time to time, (b) refinance the existing $9,000,000 term loan pursuant to the Credit Agreement, (c) pay off a seller note, (d) pay off shareholder notes and (e) pay swap breakage fees.  No amount advanced under the Note shall be used for personal, family, or household purposes.”

(d)           Current Section 1(e) of the Credit Agreement is hereby renumbered as Section 1(f).

(e)           Section 9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a)           For each Property that is secured by a mortgage or similar document, Borrower has provided to Lender copies of appraisals, surveys, environmental reports, and title commitments and policies relating to such Property in form acceptable to Lender in its sole discretion.”

(f)           Section 9(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(h)           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of law.”

(g)           The following definitions in Section 10 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Debt Service Coverage Ratio” means for the period in question, on a consolidated basis for Borrower and all Affiliates, the calculation described as a ratio of (i) (a) EBITDA, plus (b) pre-opening costs, less (c) cash taxes, less (d) maintenance capital expenditures ($10,000 per store), less (e) distributions divided by (ii) Interest Expense and Principal Payments of the Indebtedness.  For purposes of this calculation, “Interest Expense and Principal Payments of the Indebtedness” shall include payments under all loan arrangements between Borrower and all Affiliates and its members/shareholders, whether now existing or hereafter arising and whether or not reflected on Borrower’s internal financial statements.

“Florida Entities” shall include Buckeye Group, LLC, Buckeye Group II, LLC, MCA Enterprises Brandon, Inc., AMC North Port, Inc., AMC Riverview, Inc., AMC Ft. Myers, Inc., AMC Lakeland, Inc. and any future entities affiliated with Borrower organized or conducting business in the State of Florida.

“Lease Adjusted Leverage Ratio” as of any date means the ratio of (a) the sum of (i) Funded Debt, adjusted for New Unit Development and (ii) Third Party Rent for the twelve (12) month period ending on such date multiplied by eight (8), divided by (b) the sum of (i) EBITDA, plus (ii) pre-opening costs, plus (iii) Third Party Rent for the twelve (12) month period ending on such date.

“LIBOR Margin” means:

If the Lease Adjusted Leverage Ratio is greater than or equal to 5.00	3.4%

If the Lease Adjusted Leverage Ratio is greater than or equal to 4.50 but less than 5.00	3.1%

If the Lease Adjusted Leverage Ratio is greater than or equal to 4.00 but less than 4.50	2.75%

If the Lease Adjusted Leverage Ratio is less than 4.00	2.5%

(h)           The following definitions are hereby added to Section 10 of the Credit Agreement:

“Adjusted LIBOR Rate” means, relative to a LIBOR Rate Loan, a rate per annum determined by dividing (x) the LIBOR Rate for such LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage.

“Business Day” means:

(a)           any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

(b)           when such term is used to describe a day on which a borrowing, payment, prepayment or repayment is to be made in respect of a LIBOR Rate Loan, any day which is (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City, and (ii) a London Banking Day; and

(c)           when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a London Banking Day.

“Hedging Obligations” means, with respect to Borrower, all liabilities of Borrower to Lender or any other Person under a Hedge Agreement.

“Interest Payment Date” means the last Business Day of each LIBOR Interest Period or, in the case of Prime Rate Loans, any day on which a payment of principal is due hereunder.

“LIBOR Interest Period” means, in the case of a LIBOR Rate Loan:

(i)           initially, the period beginning on (and including) the Closing Date and ending on May 2, 2012 with respect to the Loan (the “Stub Period”); and

(ii)           then, each period commencing on (and including) the last day of the applicable Stub Period and ending on (but excluding) the day which numerically corresponds to such date one month thereafter (or, if such month has no numerically corresponding day, the last Business Day of such month); and

(iii)           thereafter, each period commencing on the last day of the next preceding LIBOR Interest Period and ending one month thereafter;

provided, however, that

(a)           if Borrower has or may incur Hedging Obligations with Lender in connection with the Loan, the LIBOR Interest Period shall be of the same duration as the relevant period set under the applicable Hedge Agreement;

(b)           if such LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such LIBOR Interest Period shall end on the first preceding Business Day; and

(c)           no LIBOR Interest Period may end later than the termination of this Agreement.

“LIBOR Rate Loan” means the Loan for the period(s) when the rate of interest applicable to the Loan is calculated by reference to the LIBOR Rate in the manner set forth herein.

“LIBOR Reserve Percentage” means, relative to any day of any LIBOR Interest Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the “Board”) or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

“New Unit Development” shall mean, with respect to a new unit (new restaurant location open for less than 12 months), an amount equal to the product of (a) 1.00 minus a fraction, the numerator of which is the number of months such new unit has been in operation and the denominator of which is 12, times (b) the amount of the Funded Debt for such new unit.

(i)           Exhibit A, Exhibit B and Exhibit C of the Credit Agreement are hereby deleted in their entirety and replaced with Exhibit A, Exhibit B and Exhibit C attached hereto.

(j)           Schedule 1, Schedule 2 and Schedule 3 of the Credit Agreement are hereby deleted in their entirety and replaced with Schedule 1, Schedule 2 and Schedule 3 attached hereto.

(k)           The new Schedule 1(d)(iii) attached hereto is hereby added to the Credit Agreement.

3.           Representations and Warranties.  Each Borrower represents and warrants that:

(a)           this Amendment has been duly authorized, executed and delivered on behalf of Borrower, and this Amendment, together with each of the Loan Documents constitutes the valid and legally binding agreement of Borrower, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar law relating to creditors’ rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)           the representations and warranties by each Borrower contained in the Loan Documents are true, correct and complete in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

(c)           no Event of Default exists under the Loan Documents.

4.           Ratification.  Except as modified by this Amendment, the terms and conditions of the Credit Agreement remain unchanged and in full force and effect.  The Credit Agreement, the Loan Documents and all terms thereof and obligations of Borrower thereunder shall remain in full force and effect and are hereby ratified and confirmed.  Lender hereby preserves all of its rights against Borrower, and Borrower hereby agrees that all such rights are ratified for the benefit of Lender.  Nothing in this Amendment releases any right, claim, lien, security interest or entitlement of Lender created by or contained in the Credit Agreement or any Loan Document nor is Borrower or any other Person released from any covenant, warranty or obligation created by or contained therein.

5.           Entire Agreement.  This Amendment, together with the Loan Documents, integrates all previous oral or written agreements, if any, between the parties regarding the subject matter hereof and, together with the Loan Documents, constitutes the complete and exclusive agreement between the parties regarding the subject matter hereof.  The parties expressly agree that usage of trade and course of dealing evidence may not be used to contradict, explain, supplement, or in any way affect this Amendment and that no extrinsic evidence may be offered to resolve an ambiguity in this Amendment or to introduce an ambiguity into this Amendment.  This Amendment shall not create a course of dealing between the parties.

6.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Lender and each Borrower has caused this Amendment to be executed and delivered by an authorized officer as of the date first above written.

LENDER:

RBS CITIZENS, N.A.,
a national banking association

By:	/s/ Christopher J. Wickles
Name:	Christopher J. Wickles
Title:	Sr. Vice President

[Signatures continue on next page.]

BORROWER:

FLYER ENTERPRISES, INC.
ANKER, INC.
TMA ENTERPRISES OF NOVI, INC.
AMC GRAND BLANC, INC.
AMC PETOSKEY, INC.
AMC TROY, INC.
AMC FLINT, INC.
AMC PORT HURON, INC.
AMC CHESTERFIELD, INC.
AMC MARQUETTE, INC.
MCA ENTERPRISES BRANDON, INC.
AMC NORTH PORT, INC.
AMC RIVERVIEW, INC.
BERKLEY BURGERS, INC.
TROY BURGERS, INC.
ANN ARBOR BURGERS, INC.
AMC TRAVERSE CITY, INC.
BRIGHTON BURGERS, INC.
CASCADE BURGERS REAL ESTATE, INC.
CASCADE BURGERS, INC.
EAST LANSING BURGERS, INC.
BEARCAT ENTERPRISES, INC.
each, a Michigan corporation

TMA ENTERPRISES OF FERNDALE, LLC,
AMC WARREN, LLC,
BUCKEYE GROUP, LLC,
BUCKEYE GROUP II, LLC,
each, a Michigan limited liability company

AMC LAKELAND, INC.
AMC SARASOTA, INC.
AMC FT. MYERS, INC.
each, a Florida corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

BORROWING AGENT:

DIVERSIFIED RESTAURANT HOLDINGS, INC.,
a Nevada corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

Entity Guarantors:
Each of the undersigned guarantors (each, a “Guarantor”) hereby acknowledges and agrees to the terms of this Amendment, reaffirms that certain Guaranty from such Guarantor to Lender in connection with the Loan Documents, and agrees that such Guaranty shall continue unchanged and in full force and effect to guarantee the payment and performance of the obligations of Borrower to Lender under the Loan Documents, as the same may be further extended, restated, amended or otherwise modified from time to time.

Diversified Restaurant Holdings, Inc.,
a Nevada corporation

AMC Group, Inc.
AMC Wings, Inc.
AMC Burgers, Inc.
Bagger Dave’s Franchising Corporation
each, a Michigan corporation

By:	/s/ David G. Burke
Name:	David G. Burke
Title:	Chief Financial Officer

Individual Guarantor:
The undersigned guarantor (“Guarantor”) hereby acknowledges and agrees to the terms of this Amendment, reaffirms that certain Personal Guaranty from Guarantor to Lender in connection with the Loan Documents, and agrees that such Personal Guaranty shall continue unchanged and in full force and effect to guarantee the payment and performance of the obligations of Borrower to Lender under the Loan Documents, as amended of even date herewith, as the same may be further extended, restated, amended or otherwise modified from time to time.

/s/ Michael Ansley
T. Michael Ansley

Exhibit A

■	Flyer Enterprises, Inc.
■	Anker, Inc.
■	TMA Enterprises of Novi, Inc.
■	AMC Grand Blanc, Inc.
■	AMC Petoskey, Inc.
■	AMC Troy, Inc.
■	AMC Flint, Inc.
■	AMC Port Huron, Inc.
■	AMC Chesterfield, Inc.
■	AMC Marquette, Inc.
■	MCA Enterprises Brandon, Inc.
■	AMC North Port, Inc.
■	AMC Riverview, Inc.
■	Berkley Burgers, Inc.
■	Troy Burgers, Inc.
■	Ann Arbor Burgers, Inc.
■	AMC Traverse City, Inc.
■	Brighton Burgers, Inc.
■	Cascade Burgers Real Estate, Inc.
■	Cascade Burgers, Inc.
■	East Lansing Burgers, Inc.
■	Bearcat Enterprises, Inc.
■	TMA Enterprises of Ferndale, LLC
■	AMC Warren, LLC
■	Buckeye Group, LLC
■	Buckeye Group II, LLC
■	AMC Lakeland, Inc.
■	AMC Sarasota, Inc.
■	AMC Ft. Myers, Inc.

Exhibit B
FORM OF NOTE

$16,000,000.00	April 2, 2012

FOR VALUE RECEIVED, the borrowing entities identified on Exhibit A attached hereto (jointly and severally, the “Borrower”), promise to pay to the order of RBS Citizens, N.A., a national banking association (the “Lender”), the principal sum of Sixteen Million and no/100 Dollars ($16,000,000.00) or such lesser amount that is the aggregate unpaid principal amount of the Loan made by Lender to Borrower pursuant to Article 1 of the Credit Agreement (as hereinafter defined), in immediately available funds at the office of Lender, 28 State Street, Boston, MA 02109, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Credit Agreement.

Lender is hereby authorized to record based on the loan payment schedule attached hereto, or to otherwise record in accordance with its usual practice (including, without limitation in Lender’s electronic data processing system), the date and amount of each advance and the date and amount of each interest and principal payment hereunder.

This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated May 10, 2010, as amended by that certain Amendment No. 1 to Credit Agreement dated June 7, 2011 and that certain Amendment No. 2 to Credit Agreement dated of even date herewith (which, as it may be further amended or modified and in effect from time to time, is herein called the “Credit Agreement”), between Borrower and Lender, to which Credit Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Credit Agreement.

FLYER ENTERPRISES, INC.
ANKER, INC.
TMA ENTERPRISES OF NOVI, INC.
AMC GRAND BLANC, INC.
AMC PETOSKEY, INC.
AMC TROY, INC.
AMC FLINT, INC.
AMC PORT HURON, INC.
AMC CHESTERFIELD, INC.
AMC MARQUETTE, INC.
MCA ENTERPRISES BRANDON, INC.
AMC NORTH PORT, INC.
AMC RIVERVIEW, INC.
BERKLEY BURGERS, INC.
TROY BURGERS, INC.
ANN ARBOR BURGERS, INC.
AMC TRAVERSE CITY, INC.
BRIGHTON BURGERS, INC.
CASCADE BURGERS REAL ESTATE, INC.
CASCADE BURGERS, INC.
EAST LANSING BURGERS, INC.
BEARCAT ENTERPRISES, INC.
each, a Michigan corporation

TMA ENTERPRISES OF FERNDALE, LLC,
AMC WARREN, LLC,
BUCKEYE GROUP, LLC,
BUCKEYE GROUP II, LLC,
each, a Michigan limited liability company

AMC LAKELAND, INC.
AMC SARASOTA, INC.
AMC FT. MYERS, INC.
each, a Florida corporation

By:_______[DO NOT SIGN]________________
Name:                      David G. Burke
Title:           Chief Financial Officer

STATE OF __________________

COUNTY OF ________________

Acknowledged by David G. Burke, the Chief Financial Officer of Flyer Enterprises, Inc., Anker, Inc., TMA Enterprises of Novi, Inc., AMC Grand Blanc, Inc., AMC Petoskey, Inc., AMC Troy, Inc., AMC Flint, Inc., AMC Port Huron, Inc., AMC Chesterfield, Inc., AMC Marquette, Inc., MCA Enterprises Brandon, Inc., AMC North Port, Inc., AMC Riverview, Inc., Berkley Burgers, Inc., Ann Arbor Burgers, Inc., Troy Burgers, Inc., AMC Traverse City, Inc., Brighton Burgers, Inc., Cascade Burgers Real Estate, Inc., Cascade Burgers, Inc., East Lansing Burgers, Inc., Bearcat Enterprises, Inc., AMC Lakeland, Inc., AMC Sarasota, Inc., AMC Ft. Myers, Inc., Diversified Restaurant Holdings, Inc., and as the Manager of TMA Enterprises of Ferndale, LLC, AMC Warren, LLC, Buckeye Group, LLC and Buckeye Group II, LLC, before me on the _______ day of March, 2012.

Signature_________________________________

Printed name______________________________

Notary public, State of Michigan, County of ______
My commission expires______________________
Acting in the County of ______________________

Exhibit A to Note

■	Flyer Enterprises, Inc.
■	Anker, Inc.
■	TMA Enterprises of Novi, Inc.
■	AMC Grand Blanc, Inc.
■	AMC Petoskey, Inc.
■	AMC Troy, Inc.
■	AMC Flint, Inc.
■	AMC Port Huron, Inc.
■	AMC Chesterfield, Inc.
■	AMC Marquette, Inc.
■	MCA Enterprises Brandon, Inc.
■	AMC North Port, Inc.
■	AMC Riverview, Inc.
■	Berkley Burgers, Inc.
■	Troy Burgers, Inc.
■	Ann Arbor Burgers, Inc.
■	AMC Traverse City, Inc.
■	Brighton Burgers, Inc.
■	Cascade Burgers Real Estate, Inc.
■	Cascade Burgers, Inc.
■	East Lansing Burgers, Inc.
■	Bearcat Enterprises, Inc.
■	TMA Enterprises of Ferndale, LLC
■	AMC Warren, LLC
■	Buckeye Group, LLC
■	Buckeye Group II, LLC
■	AMC Lakeland, Inc.
■	AMC Sarasota, Inc.
■	AMC Ft. Myers, Inc.

Exhibit C
FORM OF
COMPLIANCE CERTIFICATE

This certificate is given by ________________, the ______________ of _____________ (“Borrower”) pursuant to Section 4 of the Credit Agreement dated May 5, 2010 by and between Borrower and RBS Citizens, N.A. (as may be amended from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned hereby certifies to Lender as follows:

(a)	All representations and warranties of Borrower in the Loan Documents are true and correct in all material respects as of the date hereof.

(b)	Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.

(c)	No event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default under the Loan Documents.

(d)	Since the Closing Date, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect on Borrower, the Business, the Guarantor or the Property.

(e)
Borrower is in compliance with the covenants contained in Section 6 of the Credit Agreement as demonstrated by the calculation of such covenants below. In calculating the covenants below, the Debt Service Coverage Ratio and the Lease Adjusted Leverage Ratio will be modified so that calculation of such ratios will not include results from Businesses open for a period of less than twelve (12) months.  In addition all figures for Businesses in their second (2nd) year of operation will be adjusted so that such figures are tested on annualized basis rather than a trailing twelve (12) month basis.

DEFINITIONS

Debt Service Covenant:

Borrower shall cause to be maintained as of the end of each fiscal quarter a Debt Service Coverage Ratio for the trailing twelve (12) month period of greater than or equal to 1.20 to 1.0.

Lease Adjusted Leverage Ratio Covenant (quarterly basis):

Borrower shall not cause the Lease Adjusted Leverage Ratio of Borrower on a consolidated basis to be greater than the Applicable Ratio, said ratio to be tested on a quarterly basis for the trailing twelve (12) month period.  “Applicable Ratio” shall mean 5.75:1.00 for calculations made on or before December 31, 2010; 5.50:1.00 for calculations made on or before December 31, 2011; and 5.00:1.00 for calculations made thereafter.

CALCULATIONS

Debt Service Coverage Ratio

(a) EBITDA (on a consolidated basis, net of extraordinary gains and losses, calculated on a trailing twelve (12) month period)

(b) PLUS: pre-opening costs

(c) LESS: cash taxes

(d) LESS: maintenance capital expenditures ($10,000 per store per year open more than 12 months)

(e) LESS: distributions

(A) Subtotal (a) plus (b) minus (c) minus (d) minus (e)

(B) Interest Expense and Principal Payments of Indebtedness

Debt Service Coverage Ratio: (A) divided by (B)

Maximum Lease Adjusted Leverage Ratio

(1) Total Funded Debt, adjusted for New Unit Development (including pro rata advances under the DLOC Loan Inter-Affiliate Loans and Real Estate debt)

(2) Third Party Rent for the twelve (12) month period ending on such date multiplied by eight (8)

(A) Subtotal (1) plus (2)

(B) EBITDAR = EBITDA + Third Party Rent for the twelve (12) month period ending on such date

Maximum Lease Adjusted Leverage Ratio: (A) divided by (B)

Date:		,
a

By:
Name:
Title:

Schedule 1

FRANCHISE AGREEMENTS

Franchisee	Location	Effective Date	Initial Term	Renewal Terms
Flyer Enterprises, Inc.	44671 Mount Road Sterling Heights, MI 48314	Jan. 29, 2009	5	5
Anker, Inc.	3190 West Silver Lake Road Fenton, MI 48430	Oct. 10, 2000	10	10
TMA Enterprises of Novi, Inc.	44375 12 Mile Road Novi, MI 48375	Oct. 23, 2001	10	10
AMC Grand Blanc, Inc.	5251 Trillium Circle Avenue #102 Grand Blanc, MI 48439	March 26, 2007	20	10, 5
AMC Petoskey, Inc.	2180 Anderson Road, Suite 110 Petoskey, MI 49770	June 11, 2007	20	10, 5
AMC Troy, Inc.	1873 East Big Beaver Road Troy, MI 48083	Nov. 5, 2007	20	10, 5
AMC Flint, Inc.	G-3192 South Linden Road Flint, MI 48507	July 7, 2008	20	10, 5
AMC Port Huron, Inc.	4355 24th Avenue, Suite 1 Port Huron, MI 48059	July 7, 2008	20	10, 5
AMC Chesterfield, Inc.	51364 Gratiot Avenue Chesterfield Township, MI 48051	Oct. 20, 2009	20	10, 5
AMC Marquette, Inc.	2492 US Highway 41 West Marquette, MI 49855	Oct. 20, 2009	20	10, 5
MCA Enterprises Brandon, Inc.	2055 Badlands Drive Brandon, FL 33511	July 18, 2003	20	10, 5
AMC North Port, Inc.	4301 Aiden Lane North Port, FL 34287	Sept. 28, 2006	20	10, 5
AMC Riverview, Inc.	10607 Big Bend Road Riverview, FL 33579	Sept. 28, 2006	20	10, 5
Berkley Burgers, Inc.	2972 Coolidge Highway Berkley, MI 48072	NONE
Troy Burgers, Inc.	26062 Novi Road Novi, MI 48375	NONE
Ann Arbor Burgers, Inc.	859 W. Eisenhower Parkway Ann Arbor, MI 48103	NONE

Franchisee	Location	Effective Date	Initial Term	Renewal Terms
AMC Traverse City, Inc.	3480 South Airport Road West Garfield township, MI 49684
Brighton Burgers, Inc.	110 East Grand River Brighton, MI 48116	NONE
Cascade Burgers Real Estate, Inc.		NONE
Cascade Burgers, Inc.		NONE
East Lansing Burgers, Inc.
Bearcat Enterprises, Inc.
TMA Enterprises of Ferndale, LLC	280 West Nine Mile Road Ferndale, MI 48220	Sept. 29, 2004	15	10, 5
AMC Warren, LLC	29287 Mound Road Warren, MI 48092	Feb. 13, 2006	20	10, 5
Buckeye Group, LLC	13416 Boyette Road Lithia, FL	Oct. 18, 2004	15	10, 5
Buckeye Group II, LLC	4067 Clark Road Sarasota, FL 34238	July 8, 2005	20	10, 5
AMC Lakeland, Inc.
AMC Sarasota, Inc.
AMC Ft. Myers, Inc.	9390 Dynasty Dr., #101 Ft. Myers, FL 33905

Schedule 1(d)(iii)

ADDITIONAL TERMS AFFECTING LIBOR RATE LOAN

1.           Voluntary Prepayment of the LIBOR Rate Loan.  When classified as a LIBOR Rate Loan, the Loan may be prepaid upon the terms and conditions set forth herein.  Borrower acknowledges that additional obligations may be associated with any such prepayment under the terms and conditions of any applicable Hedging Contracts.  Borrower shall give Lender, no later than 10:00 a.m., New York City time, at least four (4) Business Days notice of any proposed prepayment of the LIBOR Rate Loan, specifying the proposed date of payment and the principal amount to be paid.  Each partial prepayment of the principal amount of the LIBOR Rate Loan shall be in an integral multiple of $10,000 and accompanied by the payment of all charges outstanding on the LIBOR Rate Loan (including the LIBOR Breakage Fee) and of all accrued interest on the principal repaid to the date of payment.

2.           LIBOR Breakage Fee.  Upon any prepayment of a LIBOR Rate Loan on any day that is not the last day of the relevant Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay an amount (“LIBOR Breakage Fee”), as calculated by Lender, equal to the amount of any losses, expenses and liabilities (including without limitation any loss of margin and anticipated profits) that Lender may sustain as a result of such default or payment.  Borrower understands, agrees and acknowledges that:  (i) Lender does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating the LIBOR Breakage Fee and other funding losses incurred by Lender.  Borrower further agrees to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not Lender elects to purchase, sell and/or match funds.

3.           LIBOR Rate Lending Unlawful.  If Lender shall determine (which determination shall, upon notice thereof to Borrower be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline, (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to make, continue or maintain the Loan as, or to convert the Loan into, a LIBOR Rate Loan, then any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law and assertion.

4.           Increased Costs.  If, on or after the date hereof, the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)
shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the London interbank market any other condition affecting the LIBOR Rate Loan or its obligation to make the LIBOR Rate Loan; or

(b)	shall impose on Lender any other condition affecting the LIBOR Rate Loan or its obligation to make the LIBOR Rate Loan,

and the result of any of the foregoing is to increase the cost to Lender of making or maintaining the Loan as a LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement with respect thereto, by an amount deemed by Lender to be material, then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.

5.           Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender, or person controlling Lender, and Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the Loan made by Lender is reduced to a level below that which Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower shall immediately pay directly to Lender additional amounts sufficient to compensate Lender or such controlling person for such reduction in rate of return.  A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

6.           Taxes.  All payments by Borrower of principal of, and interest on, the LIBOR Rate Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will

(a)	pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)	promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

(c)
pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Lender would have received had not such Taxes been asserted.

If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

7.           Unavailability of LIBOR Rate.  In the event that Borrower shall have requested a LIBOR Rate Loan and Lender, in its sole discretion, shall have determined that U.S. dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to Lender in the London interbank market; or by reason of circumstances affecting Lender in the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to the relevant LIBOR Interest Period; or the LIBOR Rate no longer adequately and fairly reflects Lender’s cost of funding loans, upon notice from Lender to Borrower the obligations of Lender under this Agreement to make or continue any loans as, or to convert any loans into, LIBOR Rate Loans of such duration shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist.

Schedule 2

LEASE AGREEMENTS

Tenant	Location	Landlord	Approx. Expire Date (without exercise of options)
Flyer Enterprises, Inc.	44671 Mound Rd. Sterling Heights, MI 48314	AIG Baker Sterling Heights, LLC	December 2009
Anker, Inc	3190 Silver Lake Rd. Fenton, MI 48430	Terra Management Company	March 2011
TMA Enterprises of Novi, Inc	44375 Twelve Mile Rd. Novi, MI 48377	PLC Novi West Development, LLC	April 2014
AMC Grand Blanc, Inc.	8251 Trillium Circle Ave. Suite 102 Grand Blanc, MI 48439	Trillim Circle, LLC	January/February 2018
AMC Petoskey, Inc.	2180 Anderson Rd. Ste. 110 Petoskey, MI 49770	Petoskey Investment Group, LLC	August/September 2018
AMC Troy, Inc.	1873 E. Big Beaver Rd. Troy, MI 48083	Troy Sports Center LLC	March, 2018
AMC Flint, Inc.	G-3192 South Linden Road Flint, MI 48507	Ramco-Gershenson Properties, L.P.	January/February 2019
AMC Port Huron, Inc.	4355 24th Avenue Ste. 1 Port Huron, MI 48059	Walter Sparling and Mary L. Sparling	August/September 2018
AMC Chesterfield, Inc.	51364 Gratiot Avenue Chesterfield, MI 48501	Chesterfield Development Company, LLC	____ 2020
AMC Marquette, Inc	2492 U.S. Highway 41 West Marquette, MI	Centrup Hospitality, LLC	_____ 2025
MCA Enterprises Brandon, Inc.	2055 Badlands Drive Brandon, FL 33511	Florida Wings Group, LLC	August/September 2024
AMC North Port, Inc.	4301 Aidan Lane North Port, FL 34287	North Port Gateway, LLC	June/July/August 2016
AMC Riverview, Inc	10607 Big Bend Rd. Riverview, FL 33579	Shoppes of Southbay, LLC	August/September/October 2016
Berkley Burgers, Inc.	2972 Coolidge Highway Berkley, MI 48072	TM Apple Co., LLC	January/February 2023
Troy Burgers, Inc.	26062 Novi Road Novi, MI 48375	Novi Town Center Investors, LLC	April/May 2020

Ann Arbor Burgers, Inc.	859 W. Eisenhower Parkway Ann Arbor, MI 48103	8600 Associates Limited Partnership	April/May 2018
AMC Traverse City, Inc.	3480 South Airport Road West Garfield Township, MI 49684
Brighton Burgers, Inc.	110 East Grand River Brighton, MI 48116
Cascade Burgers Real Estate, Inc.		NONE	NONE
Cascade Burgers, Inc.
East Lansing Burgers, Inc.
Bearcat Enterprises, Inc.
TMA Enterprises of Ferndale, LLC	280 W. Nine Mile Rd. Ferndale, MI 48220	Basco Enterprises, Inc.	December 2014
AMC Warren, LLC	29287 Mound Rd. Warren, MI 48092	Grand/Sakwa Warren Commercial Parcel D LLC	April/May 2016
Buckeye Group, LLC	13416 Boyette Rd. Riverview, FL 33569	River Springs, LLC	February, 2017
Buckeye Group II, LLC	4067 Clark Rd Sarasota, FL 34238	Bullseye Properties, Inc.	June/July 2015
AMC Lakeland, Inc.
AMC Sarasota, Inc.
AMC Ft. Myers, Inc.	9390 Dynasty Dr., #101 Ft. Myers, FL 33905

Schedule 3

PROPERTIES

Flyer Enterprises, Inc. #3065	44671 Mound Rd.
Sterling Heights, MI 48314
Anker, Inc. #3101	3190 Silver Lake Rd.
Fenton, MI 48430
TMA Enterprises of Novi, Inc. #3130	44375 Twelve Mile Rd.
Novi, MI 48377
AMC Grand Blanc, Inc. #3383	8251 Trillium Circle Ave.
Suite 102
Grand Blanc, MI 48439
AMC Petoskey, Inc. #3360	2180 Anderson Rd., Ste. 110
Petoskey, MI 49770
AMC Troy, Inc. #3407	1873 E. Big Beaver Rd.
Troy, MI 48083
AMC Flint, Inc. #3441	G-3192 South Linden Road
Flint, MI 48507
AMC Port Huron, Inc. #3442	4355 24th Avenue, Ste. 1
Port Huron, MI 48059
AMC Chesterfield, Inc. # 3505	51364 Gratiot Avenue
Chesterfield, MI 48501
AMC Marquette, Inc. # 3508	2492 U.S. Highway 41 West
Marquette, MI
MCA Enterprises Brandon, Inc. #3189	2055 Badlands Drive
Brandon, FL 33511
AMC North Port, Inc. #3341	4301 Aidan Lane
North Port, FL 34287
AMC Riverview, Inc. #3345	10607 Big Bend Rd.
Riverview, FL 33579
Berkley Burgers, Inc.	2972 Coolidge Highway
Berkley, MI 48072
Troy Burgers, Inc.	26062 Novi Road
Novi, MI 48375
Ann Arbor Burgers, Inc.	859 W. Eisenhower Parkway
Ann Arbor, MI 48103
AMC Traverse City, Inc.	3480 South Airport Road West
Garfield Township, MI 49684

Brighton Burgers, Inc.	110 East Grand River
Brighton, MI 48116
Cascade Burgers Real Estate, Inc.

Cascade Burgers, Inc.

East Lansing Burgers, Inc.

Bearcat Enterprises, Inc.

TMA Enterprises of Ferndale, LLC #3239	280 W. Nine Mile Rd.
Ferndale, MI 48220

AMC Warren, LLC #3312	29287 Mound Rd.
Warren, MI 48092
Buckeye Group, LLC #3254	13416 Boyette Rd.
Riverview, FL 33569
Buckeye Group II, LLC #3269	4067 Clark Rd.
Sarasota, FL 34238
AMC Lakeland, Inc.

AMC Sarasota, Inc.

AMC Ft. Myers, Inc.	9390 Dynasty Dr., #101
Ft. Myers, FL 33905